Exhibit 99

Item 1.

Number of shares	Price in dollars
300	20.40
100	20.42
400	20.43
1700	20.45
2100	20.46
700	20.47
1300	20.48
1700	20.49
1600	20.50
800	20.51
700	20.52
4100	20.54
2700	20.55
900	20.56
300	20.57
500	20.58
1300	20.59
1700	20.60
900	20.61
1500	20.62
700	20.63
3850	20.64
600	20.65
1100	20.66
3400	20.67
5800	20.68
5400	20.69
3400	20.70
2274	20.71
5249	20.72
7600	20.73
4400	20.74
5300	20.75
2400	20.76
4576	20.77
3950	20.78
2500	20.79
3254	20.80
5000	20.81
600	20.82
5563	20.83
2484	20.84
6600	20.85
2000	20.87
2600	20.88
4100	20.89
1300	20.90
1400	20.91
100	20.92
900	20.93
300	20.94
2100	20.95
200	20.96
2700	20.97
1400	20.98
3800	20.99
100	21.00
2900	21.02
100	21.04
2000	21.06
700	21.07
1500	21.09
1100	21.10
100	21.13
1200	21.14
1600	21.15
800	21.18
800	21.21
2500	21.24
600	21.25
600	21.26
1200	21.33
1000	21.36

Exhibit 99

Item 2.
Represents shares purchased by Gazit (1995), Inc. (“Gazit 1995”) pursuant to a Rule 10b5-1 trading plan adopted in November 2007.  Gazit 1995 is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”).  Gazit 1995 is wholly-owned subsidiary of MGN (USA) Inc. (“MGN (USA)”), a wholly-owned subsidiary of Gazit-Globe, Ltd. (“Gazit-Globe”).  Mr. Katzman is the Chairman of the Board of Gazit-Globe.

The securities reported as beneficially owned by Mr. Katzman include:

(a)
1,263,197 shares held of record by Gazit-Globe, which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(b)
5,668,207 shares held of record by Ficus, Inc. (“Ficus”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Ficus is also a wholly-owned subsidiary of First Capital Realty Inc.  (“First Capital”), an Ontario corporation, and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(c)
8,315,363 shares held of record by Silver Maple (2001), Inc. (“Silver Maple”), which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.  Silver Maple is also a wholly-owned subsidiary of First Capital and is indirectly controlled by Gazit-Globe.  Mr. Katzman is the President of Silver Maple and Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(d)	6,118,645 shares held of record by MGN (USA), a wholly-owned subsidiary of Gazit-Globe and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.

(e)	5,283,829 shares held of record by MGN America, Inc., a wholly-owned subsidiary of MGN (USA) and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.

(f)
8,450,050 shares of record held by Gazit 1995, a wholly-owned subsidiary of MGN (USA) and a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act (including the 153,000 shares reported herein).

(g)	54,635 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters.

(h)	681,567 other shares held directly and indirectly by Mr. Katzman, including the shares reported herein.